                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  July 15, 1997



                             JONES INTERCABLE, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


     Colorado                       1-9953                 84-0613514
----------------------------        ------             ------------------
(State of Organization)       (Commission File No.)    (IRS Employer
                                                       Identification No.)

P.O. Box 3309, Englewood, Colorado 80155-3309              (303) 792-3111
---------------------------------------------            ------------------
(Address of principal executive office and Zip Code       (Registrant's
                                                           telephone no.
                                                          including area code)
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Item 5.       Other Events
              ------------

          On July 15, 1997, pursuant to a Notice of Redemption dated June 11, 1997 to the holders of Jones Intercable, Inc. 11 1/2% Senior Subordinated Debentures due 2004 (the "Debentures"), Jones Intercable, Inc., a Colorado corporation (the "Registrant"), redeemed all of its issued and outstanding Debentures. The amount required to retire the Debentures was 106.75% of the principal amount of the Debentures ($170,800,000) plus interest accrued and unpaid thereon through July 15, 1997 ($9,200,000), and this amount was made available from the Registrant's corporate line of credit. The redemption of the Debentures reduced the Registrant's effective cost of borrowing, since the Registrant's corporate line of credit has a significantly lower interest rate than the interest rate of the Debentures redeemed.



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Item 7.  Financial Statements and Exhibits
         ---------------------------------

         a.   Not required.

         b.   Not required.

         c. Notice of Redemption of Jones Intercable, Inc. 11 1/2% Senior Subordinated Debentures Due July 15, 2004 dated June 11, 1997.

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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JONES INTERCABLE, INC.,
                              a Colorado corporation


Dated:  July 16, 1997         By:  /s/ Elizabeth M. Steele
                                   -----------------------
                                   Elizabeth M. Steele
                                   Vice President, General
                                   Counsel and Secretary

(31091)

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